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                                                                     Exhibit 2.3

                          FORM OF AGREEMENT OF MERGER


               THIS AGREEMENT OF MERGER dated as of _________________, 1996 (this "AGREEMENT") involves VIEW TECH DELAWARE, INC., a Delaware corporation ("VIEW TECH-DEL") and VIEW TECH, INC., a California corporation ("VIEW TECH"). View Tech-Del and View Tech are sometimes referred to herein as the "CONSTITUENT CORPORATIONS."

                                    RECITALS

               A. View Tech-Del is a corporation duly organized and existing under the laws of the State of Delaware.

               B. View Tech is a corporation duly organized and existing under the laws of the State of California.

               C. The authorized capital stock of View Tech-Del consists of Twenty Million (20,000,000) shares of Common Stock, $.0001 par value per share, of which One Thousand (1,000) shares are issued and outstanding, and Five Million (5,000,000) shares of Preferred Stock, $.0001 par value per share, of which no shares are issued and outstanding. View Tech is the sole stockholder of View Tech-Del.

               D. The authorized capital stock of View Tech consists of Ten Million (10,000,000) shares of Common Stock, par value $.01 ("VIEW TECH COMMON STOCK"), of which ____________________________________________
(_____________) shares are issued and outstanding, and Five Million shares of Preferred Stock, par value $.01, of which no shares are outstanding.

               E. The Board of Directors of View Tech has determined that, for the purpose of effecting the reincorporation of View Tech in the State of Delaware, it is advisable and in the best interests of View Tech that it merge with and into View Tech-Del upon the terms and conditions herein provided.

               F. The respective Boards of Directors of View Tech and View Tech-Del have resolved that View Tech be merged under and pursuant to the General Corporation Law of the State of Delaware and the General Corporation Law of the State of California into a single corporation existing under the laws of the State of Delaware.

               G. The respective Boards of Directors of View Tech-Del and View Tech have approved the merger upon the terms and conditions set forth herein and have approved this Agreement and the Boards of Directors of View Tech-Del and View Tech have directed that this Agreement be submitted to a vote of their respective stockholders.

               NOW THEREFORE, each Constituent Corporation adopting this Agreement agrees as follows:

1.             MERGER

               1.1      Merger

               In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, View Tech shall be, at the Effective Date (as defined in Paragraph 1.2 below), merged with and into View Tech-Del ("MERGER"), and the separate existence of View Tech shall cease and View Tech-Del shall be the surviving corporation (the "SURVIVING CORPORATION").

               1.2      Filing and Effectiveness

               The Merger shall become effective when this Agreement, together with the resolutions of the Boards of Directors of View Tech and View Tech-Del adopting and approving same, shall have been filed with the Secretary of State of the State of Delaware (the "EFFECTIVE DATE OF MERGER").

               For purposes of California Law, the Merger shall become effective as to View Tech on the Effective Date of the Merger, upon such filing in California as is required by Section 1108 of the General Corporation Law of California, which filing will be made by View Tech and/or View Tech-Del, as applicable.

               1.3      Certificate of Incorporation

               Except for the change of the name of the Surviving Corporation as provided in this paragraph 1.3, the Certificate of Incorporation of View Tech-Del as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.





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From and after the Effective Date of Merger, the Certificate of Incorporation
shall be amended by deleting Article FIRST in its entirety and substituting in lieu thereof the following: "FIRST: The name of this Corporation is View Tech, Inc."

               1.4      Bylaws

               The Bylaws of View Tech-Del as in effect immediately prior to the Effective Date of Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

               1.5      Agreements

               All agreements to which View Tech is a party and which are in effect immediately prior to the Effective Date of Merger shall continue in full force and effect and shall be assumed in their entirety by the Surviving Corporation as of the Effective Date of Merger.

               1.6      Directors and Officers

               The directors and officers of View Tech-Del immediately prior to the Effective Date of Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until otherwise as provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

               1.7      Effect of Merger

               Upon the Effective Date of Merger, the separate existence of View Tech shall cease and View Tech-Del, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of Merger, shall be subject to all actions previously taken by the View Tech Board of Directors and shall succeed, without other transfer, to all of the assets, rights, powers and property of View Tech in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, and (ii) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of Merger and shall succeed, without other transfer, to all of the debts, liabilities and obligations of View Tech in the same manner as if View Tech-Del had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

2.             MANNER OF CONVERSION OF STOCK

               2.1      View Tech Securities

               Upon the Effective Date of Merger, (i) each share of View Tech Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holders of such shares or any other person, be converted into and exchanged for one fully paid and nonassessable share of Common Stock, $.0001 par value per share, of the Surviving Corporation, and all options (the "VIEW TECH OPTIONS") to purchase View Tech Common Stock under the View Tech Stock Option Plan, or issued outside of such plan, and all warrants to purchase View Tech Common Stock (the "VIEW TECH WARRANTS"), outstanding immediately prior to the Merger will be assumed by View Tech Delaware, and will continue to have, and be subject to, the same terms and conditions of each such option and as set forth in the View Tech Stock Option Plan, if applicable, immediately prior to the Merger, except that such options, warrants and conversion rights will be exercisable for such number of shares of View Tech Delaware Common Stock as is equal to the number of shares of View Tech Common Stock that were issuable upon exercise of such options and warrants immediately prior to the Merger.

               2.2      View Tech-Del Securities

               Upon the Effective Date of Merger, each share of View Tech-Del Common Stock, par value $.0001, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the holder of such shares or any other person, be cancelled and returned to the status of authorized but unissued shares.

               2.3      Exchange of Certificate

               After the Effective Date of Merger, each holder of an outstanding certificate formerly representing shares of View Tech Common Stock may at such shareholder's option surrender the same for cancellation to the Surviving Corporation, and each such holder shall be entitled to receive in exchange therefor a certificate representing the number of shares of the Surviving Corporation's Common Stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of View Tech Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of View Tech were converted in the Merger. The registered owner on the books and records of the Surviving Corporation of any such outstanding certificate shall, until such certificate shall have been surrendered for conversion to the Surviving Corporation, have and be entitled to exercise any voting and other rights with respect to, and to receive





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dividends and other distributions upon, the shares of Common Stock of the
Surviving Corporation represented by such outstanding certificate as provided in this paragraph 2.3.

               2.4      Legends

               Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to restrictions on transferability as the certificates of View Tech so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

               2.5      Endorsement of Surrendered Shares

               If any certificate for shares of Common Stock of View Tech-Del is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the party requesting such transfer pay to the Surviving Corporation any transfer or other taxes payable by reason of the issuance of such new certificate in the name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of View Tech-Del that such tax has been paid or is not payable.

3.             GENERAL

               3.1      Further Assurances

               View Tech-Del and View Tech each covenants and agrees that it will, on or before the Effective Date of Merger, take such other actions as may be required by the California General Corporation Law and/or the Delaware General Corporation Law.

               3.2      Registered Office

               The registered office of the Surviving Corporation in the State of Delaware is located at Corporate Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle, Delaware and Corporation Trust Company is the registered agent of the Surviving Corporation at such address.





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               3.3      Agreement

               Copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 950 Flynn Road, Camarillo, California 93012, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.





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